Exhibit 5
HUNTON & WILLIAMS LLP
POST OFFICE BOX 109
RALEIGH, NORTH CAROLINA 27602
TEL      919 • 899 • 3000
FAX     919 • 833 • 6352
November 19, 2009
Progress Energy, Inc.
410 South Wilmington Street
Raleigh, North Carolina 27601-1748
     Re: Registration Statement on Form S-3 (No. 333-155418)
Ladies and Gentlemen:
     We have acted as counsel to Progress Energy, Inc. (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-155418 (the “Registration Statement”)), filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, $950,000,000 aggregate principal amount of the Company’s Senior Notes in two series as follows: $350,000,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2019 (the “2019 Senior Notes”) and $600,000,000 aggregate principal amount of the Company’s 6.00% Senior Notes due 2039 (the “2039 Senior Notes” and together with the 2019 Senior Notes, the “Senior Notes”). The Senior Notes will be issued under an Indenture (For Debt Securities), dated February 15, 2001, between the Company and The Bank of New York Mellon Trust Company, National Association, as supplemented by two Officer’s Certificates (each relating to one of the two series of the Senior Notes identified above), each dated November 19, 2009 (together, the “Officer’s Certificates”).
     We have examined the Registration Statement, the Indenture and the Officer’s Certificates. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with the opinions expressed herein. As to factual matters, we have relied upon representations of the applicable parties included in the documents and upon certificates of public officials and of officers and representatives of the Company. However, we are not passing upon, do not assume responsibility for and make no representations that we have independently verified (nor have we independently verified), the accuracy or completeness of the representations and certificates on which we have relied or the assumptions which we have made for purposes of rendering the opinions set forth herein.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed the existence, standing and power of all parties and, except to the extent

Exhibit 5
that we opine below, the due authorization, execution and delivery and the legality, validity, binding effect and enforceability of all documents.
     Based on the foregoing and on our consideration of such other matters as we have deemed necessary for the purposes hereof, and subject to the qualifications and other limitations stated herein, we are of the opinion that, when the Senior Notes have been duly executed by the Company, authenticated in accordance with the Indenture and delivered against payment therefor, the Senior Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding at law or in equity), and the Senior Notes will be entitled to the benefits of the Indenture.
     We do not purport to express an opinion on any laws other than those of the State of New York and the United States of America. Further, we do not render any opinion on any matter except as expressly set forth herein, and no opinion is implied or may be inferred.
     We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading, “Legal Matters,” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We are providing this opinion letter solely in connection with the Senior Notes. This opinion letter may not be relied upon for any other purpose without our prior written consent. We disclaim any duty to update the opinions set forth herein or to advise of any facts or circumstances, changes in law or other matters coming to our attention after the date hereof.
CIRCULAR 230 DISCLOSURE
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Very truly yours,
/s/ HUNTON & WILLIAMS LLP